EXHIBIT 23.3

CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005, appearing in the Annual Report on Form 10-K of the Boston Beer Company for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts December 26, 2007

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